UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)                                                                                     September 28, 2010

PANEX RESOURCES INC.
(Exact name of registrant as specified in its chapter)

Nevada	000-51707	00-0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
30 Ledgar Road, Balcatta, Western Australia		6021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  011-61-8-9240-2836

De Beira Goldfields Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 27, 2010, the company effectively changed its name from “De Beira Goldfields Inc.” to “Panex Resources Inc.” as a result of a majority vote of its shareholders obtained at the special meeting held on August 30, 2010 and the subsequent approval obtained from FINRA.

Despite the name change, Panex’s trading symbol will remain “DBGF” as confirmed by FINRA in its approval of the name change.  As of June 1, 2010, FINRA changed its internal policy to only change trading symbols if a corporate merger occurs.  As a result, Panex’s trading symbol will continue to be “DBGF”.

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The name change was effective on the opening of market on September 27, 2010 on the Pink Sheets OTCQB under the symbol “OTCQB:DBGF”.

See Exhibit 3.3 - Certificate of Amendment for more details.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description
3.3	Certificate of Amendment filed with the Nevada Secretary of State on September 24, 2010.	Included

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Panex Resources Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

PANEX RESOURCES INC.

Dated:  September 28, 2010                                                                                     By:/s/ Klaus Eckhof
Klaus Eckhof – CEO & President

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Exhibit 3.3

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